UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 16, 2005

LSI LOGIC CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-10317	94-2712976

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)
(408) 433-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
On August 16, 2005, LSI Logic Corporation issued a news release to announce a reorganization of the company’s business groups and to announce a new leadership team.
The full text of the news release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 8.01 Other Events
On August 16, 2005, LSI Logic Corporation announced a reorganization of the company's business groups. Four major business groups were established as a result of the reorganization. The business groups are the Custom Solutions Group, the Consumer Products Group, the Storage Components Group, and Engenio Information Technologies, Inc. ("Engenio"). The company's RAID Storage Adapters division was incorporated into Engenio.
Bill Wuertz will serve as general manager and senior vice president of the Storage Components Group. Phil Bullinger will lead Engenio as general manager and senior vice president. In addition, Phil Brace will direct the company's Corporate Planning and Marketing organization.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description
99.1	LSI Logic Corporation News Release issued August 16, 2005*

*Furnished, not filed

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI LOGIC CORPORATION, a Delaware corporation
By:	/s/ David G. Pursel
David G. Pursel
Vice President, General Counsel & Corporate Secretary

Date: August 22, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	LSI Logic Corporation News Release issued August 16, 2005*

*Furnished, not filed